NEWS RELEASE
April 24, 2025

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND PERIOD ENDED MARCH 31, 2025

1st Quarter 2025 Highlights:
•Diluted earnings per share for the current quarter was $0.48 per share, a decrease of 11 percent from the prior quarter diluted earnings per share of $0.54 per share and an increase of 66 percent from the prior year first quarter diluted earnings per share of $0.29 per share.
•Net income was $54.6 million for the current quarter, a decrease of $7.2 million, or 12 percent, from the prior quarter net income of $61.8 million and an increase of $21.9 million, or 67 percent, from the prior year first quarter net income of $32.6 million.
•The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.04 percent, an increase of 7 basis points from the prior quarter net interest margin of 2.97 percent and an increase of 45 basis points from the prior year first quarter net interest margin of 2.59 percent.
•Total deposits of $20.634 billion increased $87.1 million, or 2 percent annualized, during the current quarter.
•The loan yield of 5.77 percent in the current quarter increased 5 basis points from the prior quarter loan yield of 5.72 percent and increased 31 basis points from the prior year first quarter loan yield of 5.46 percent.
•The total earning asset yield of 4.61 percent in the current quarter increased 4 basis points from the prior quarter earning asset yield of 4.57 percent and increased 30 basis points from the prior year first quarter earning asset yield of 4.31 percent.
•The total core deposit cost (including non-interest bearing deposits) of 1.25 percent in the current quarter decreased 4 basis point from the prior quarter total core deposit cost of 1.29 percent.
•The total cost of funding (including non-interest bearing deposits) of 1.68 percent in the current quarter decreased 3 basis point from the prior quarter total cost of funding of 1.71 percent.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 160 consecutive quarterly dividends and has increased the dividend 49 times.

•The Company announced the signing of a definitive agreement to acquire Bank of Idaho Holding Co., the bank holding company for Bank of Idaho (collectively, “BOID”) which had total assets of $1.3 billion as of March 31, 2025. This will be the Company’s 26th bank acquisition since 2000 and its 12th announced transaction in the past 10 years.

Financial Summary

	At or for the Three Months ended
(Dollars in thousands, except per share and market data)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024
Operating results
Net income	$54,568	61,754	32,627
Basic earnings per share	$0.48	0.54	0.29
Diluted earnings per share	$0.48	0.54	0.29
Dividends declared per share	$0.33	0.33	0.33
Market value per share
Closing	$44.22	50.22	40.28
High	$52.81	60.67	42.75
Low	$43.18	43.70	34.74
Selected ratios and other data
Number of common stock shares outstanding	113,517,944	113,401,955	113,388,590
Average outstanding shares - basic	113,451,199	113,398,213	112,492,142
Average outstanding shares - diluted	113,546,365	113,541,026	112,554,402
Return on average assets (annualized)	0.80%	0.87%	0.47%
Return on average equity (annualized)	6.77%	7.62%	4.25%
Efficiency ratio	65.49%	60.50%	74.41%
Loan to deposit ratio	83.64%	84.17%	82.04%
Number of full time equivalent employees	3,457	3,441	3,438
Number of locations	227	227	232
Number of ATMs	286	284	285

KALISPELL, Mont., Apr 24, 2025 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $54.6 million for the current quarter, a decrease of $7.2 million, or 12 percent from the prior quarter net income of $61.8 million and an increase of $21.9 million, or 67 percent, from the $32.6 million of net income for the prior year first quarter. Diluted earnings per share for the current quarter was $0.48 per share, a decrease of 11 percent from the prior quarter diluted earnings per share of $0.54 per share and an increase of 65 percent from the prior year first quarter diluted earnings per share of $0.29. “We are very pleased with the long-term positive trends we see in our Company. Deposit costs are decreasing, loan yields are increasing, and margin continues to grow,” said Randy Chesler, President and Chief Executive Officer. “While uncertainty about the economy persists, we remain optimistic about our customers’ ability to quickly adapt to a changing environment.”

On January 13, 2025, the Company announced the signing of a definitive agreement to acquire BOID with 15 branches across eastern Idaho, Boise and eastern Washington. As of March 31, 2025, BOID had total assets of $1.3 billion, total loans of $1.1 billion and total deposits of $1.1 billion. Upon closing of the transaction, the BOID operations will join three existing Glacier Bank divisions. The Eastern Idaho operations of Bank of Idaho will join Citizens Community Bank, the Boise operations will join Mountain West Bank and the Eastern Washington operations will join Wheatland Bank. The acquisition has received all required regulatory approvals and is scheduled to close on April 30, 2025, subject to satisfaction of the remaining conditions set forth in the merger agreement and the approval by the BOID shareholders.

Asset Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Dec 31, 2024	Mar 31, 2024
Cash and cash equivalents	$981,485	848,408	788,660	133,077	192,825
Debt securities, available-for-sale	4,172,312	4,245,205	4,629,073	(72,893)	(456,761)
Debt securities, held-to-maturity	3,261,575	3,294,847	3,451,583	(33,272)	(190,008)
Total debt securities	7,433,887	7,540,052	8,080,656	(106,165)	(646,769)
Loans receivable
Residential real estate	1,850,079	1,858,929	1,752,514	(8,850)	97,565
Commercial real estate	10,952,809	10,963,713	10,672,269	(10,904)	280,540
Other commercial	3,121,477	3,119,535	3,030,608	1,942	90,869
Home equity	920,132	930,994	883,062	(10,862)	37,070
Other consumer	374,021	388,678	394,049	(14,657)	(20,028)
Loans receivable	17,218,518	17,261,849	16,732,502	(43,331)	486,016
Allowance for credit losses	(210,400)	(206,041)	(198,779)	(4,359)	(11,621)
Loans receivable, net	17,008,118	17,055,808	16,533,723	(47,690)	474,395
Other assets	2,435,389	2,458,719	2,419,131	(23,330)	16,258
Total assets	$27,858,879	27,902,987	27,822,170	(44,108)	36,709

The Company continues to maintain a strong cash position of $981 million at March 31, 2025 which was an increase of $133 million over the prior quarter and an increase of $193 million over the prior year first quarter. Total debt securities of $7.434 billion at March 31, 2025 decreased $106 million, or 1 percent, during the current quarter and decreased $647 million, or 8 percent, from the prior year first quarter. Debt securities represented 27 percent of total assets at March 31, 2025 and December 31, 2024 compared to 29 percent at March 31, 2024.

The loan portfolio of $17.219 billion at March 31, 2025 decreased $43 million, or 25 basis points, during the current quarter and increased $486 million, or 3 percent, from the prior year first quarter. Excluding the Rocky Mountain Bank (“RMB”) acquisition on July 19, 2024, the loan portfolio organically increased $214 million, or 1 percent, since the prior year first quarter. Excluding the RMB acquisition, the loan category with the largest dollar increase in the last twelve months was commercial real estate which increased $159 million, or 1 percent.

Credit Quality Summary

	At or for the Three Months ended	At or for the Year ended	At or for the Three Months ended
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024
Allowance for credit losses
Balance at beginning of period	$206,041	192,757	192,757
Acquisitions	—	3	3
Provision for credit losses	6,154	27,179	9,091
Charge-offs	(3,897)	(18,626)	(4,295)
Recoveries	2,102	4,728	1,223
Balance at end of period	$210,400	206,041	198,779
Provision for credit losses
Loan portfolio	$6,154	27,179	9,091
Unfunded loan commitments	1,660	1,127	(842)
Total provision for credit losses	$7,814	28,306	8,249
Other real estate owned	$1,085	1,085	432
Other foreclosed assets	68	79	459
Accruing loans 90 days or more past due	5,289	6,177	3,796
Non-accrual loans	32,896	20,445	20,738
Total non-performing assets	$39,338	27,786	25,425
Non-performing assets as a percentage of subsidiary assets	0.14%	0.10%	0.09%
Allowance for credit losses as a percentage of non-performing loans	551%	774%	810%
Allowance for credit losses as a percentage of total loans	1.22%	1.19%	1.19%
Net charge-offs as a percentage of total loans	0.01%	0.08%	0.02%
Accruing loans 30-89 days past due	$46,458	32,228	62,423
U.S. government guarantees included in non-performing assets	$685	748	1,490

Non-performing assets as a percentage of subsidiary assets at March 31, 2025 was 0.14 percent compared to 0.10 percent in the prior quarter and 0.09 percent in the prior year first quarter. Non-performing assets of $39.3 million at March 31, 2025 increased $11.6 million, or 42 percent, over the prior quarter and increased $13.9 million, or 55 percent, over the prior year first quarter. The increase in the non-performing loans in the current quarter was primarily attributable to a single credit relationship.

Early stage delinquencies (accruing loans 30-89 days past due) as a percentage of loans at March 31, 2025 were 0.27 percent compared to 0.19 percent for the prior quarter end and 0.37 percent for the prior year first quarter. Early stage delinquencies of $46.5 million at March 31, 2025 increased $14.2 million from the prior quarter and decreased $16.0 million from prior year first quarter.

The current quarter credit loss expense of $7.8 million included $6.2 million of provision for credit losses on loans and $1.7 million of provision for credit losses on unfunded commitments.

The allowance for credit losses (“ACL”) on loans as a percentage of total loans outstanding at March 31, 2025 was 1.22 percent compared to 1.19 percent at year end and the prior year first quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts, actual results, and other environmental factors will continue to determine the level of the provision for credit losses for loans.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
First quarter 2025	$6,154	$1,795	1.22%	0.27%	0.14%
Fourth quarter 2024	6,041	5,170	1.19%	0.19%	0.10%
Third quarter 2024	6,981	2,766	1.19%	0.33%	0.10%
Second quarter 2024	5,066	2,890	1.19%	0.29%	0.06%
First quarter 2024	9,091	3,072	1.19%	0.37%	0.09%
Fourth quarter 2023	4,181	3,695	1.19%	0.31%	0.09%
Third quarter 2023	5,095	2,209	1.19%	0.09%	0.15%
Second quarter 2023	5,254	2,473	1.19%	0.16%	0.12%

Net charge-offs for the current quarter were $1.8 million compared to $5.2 million in the prior quarter and $3.1 million for the prior year first quarter. The current quarter net charge-offs included $1.9 million in deposit overdraft net charge-offs and $78 thousand of net loan recoveries.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on the regulatory classification of loans is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Dec 31, 2024	Mar 31, 2024
Deposits
Non-interest bearing deposits	$6,100,548	6,136,709	6,055,069	(36,161)	45,479
NOW and DDA accounts	5,676,177	5,543,512	5,376,605	132,665	299,572
Savings accounts	2,896,378	2,845,124	2,949,908	51,254	(53,530)
Money market deposit accounts	2,816,874	2,878,213	3,002,942	(61,339)	(186,068)
Certificate accounts	3,140,333	3,139,821	3,039,190	512	101,143
Core deposits, total	20,630,310	20,543,379	20,423,714	86,931	206,596
Wholesale deposits	3,740	3,615	3,809	125	(69)
Deposits, total	20,634,050	20,546,994	20,427,523	87,056	206,527
Repurchase agreements	1,849,070	1,777,475	1,540,008	71,595	309,062
Deposits and repurchase agreements, total	22,483,120	22,324,469	21,967,531	158,651	515,589
Federal Home Loan Bank advances	1,520,000	1,800,000	2,140,157	(280,000)	(620,157)
Other borrowed funds	82,443	83,341	88,814	(898)	(6,371)
Subordinated debentures	133,145	133,105	132,984	40	161
Other liabilities	352,563	338,218	381,977	14,345	(29,414)
Total liabilities	$24,571,271	24,679,133	24,711,463	(107,862)	(140,192)

Total deposits of $20.634 billion at March 31, 2025 increased $87.1 million, or 2 percent annualized, from the prior quarter and increased $207 million, or 1 percent, from the prior year first quarter. Total repurchase agreements of $1.849 billion at March 31, 2025 increased $71.6 million, or 4 percent, from the prior quarter and increased $309 million, or 20 percent, from the prior year first quarter. Total deposits organically decreased $190 million, or 1 percent, from the prior year first quarter and total deposits and repurchase agreements organically increased $115 million, or 52 basis points, from the prior year first quarter. Non-interest bearing deposits represented 30 percent of total deposits at March 31, 2025, December 31, 2024 and March 31, 2024. Federal Home Loan Bank (“FHLB”) advances of $1.520 billion decreased $280 million, or 16 percent, from the prior quarter and decreased $620 million, or 29 percent, from the prior year first quarter.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Dec 31, 2024	Mar 31, 2024
Common equity	$3,550,719	3,533,150	3,483,012	17,569	67,707
Accumulated other comprehensive loss	(263,111)	(309,296)	(372,305)	46,185	109,194
Total stockholders’ equity	3,287,608	3,223,854	3,110,707	63,754	176,901
Goodwill and intangibles, net	(1,099,229)	(1,102,500)	(1,069,808)	3,271	(29,421)
Tangible stockholders’ equity	$2,188,379	2,121,354	2,040,899	67,025	147,480

Stockholders’ equity to total assets	11.80%	11.55%	11.18%
Tangible stockholders’ equity to total tangible assets	8.18%	7.92%	7.63%
Book value per common share	$28.96	28.43	27.43	0.53	1.53
Tangible book value per common share	$19.28	18.71	18.00	0.57	1.28

Tangible stockholders’ equity of $2.188 billion at March 31, 2025 increased $67.0 million, or 3 percent, compared to the prior quarter and was primarily the result of a decrease in unrealized loss on the available-for-sale debt securities and earnings retention. Tangible stockholders’ equity at March 31, 2025 increased $147 million, or 7 percent, compared to the prior year first quarter and was primarily due to the decrease in unrealized loss on the available-for-sale debt securities and earnings retention. The increase was partially offset by the increase in goodwill and core deposits associated with the RMB acquisition. Tangible book value per common share of $19.28 at the current quarter end increased $0.57 per share, or 3 percent, from the prior quarter and increased $1.28 per share, or 7 percent, from the prior year first quarter.

Cash Dividends
On March 26, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The dividend was payable April 17, 2025 to shareholders of record on April 8, 2025. The dividend was the Company’s 160th consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended March 31, 2025
Compared to December 31, 2024, and March 31, 2024

Income Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Dec 31, 2024	Mar 31, 2024
Net interest income
Interest income	$289,925	297,036	279,402	(7,111)	10,523
Interest expense	99,946	105,593	112,922	(5,647)	(12,976)
Total net interest income	189,979	191,443	166,480	(1,464)	23,499
Non-interest income
Service charges and other fees	18,818	20,322	18,563	(1,504)	255
Miscellaneous loan fees and charges	4,664	4,541	4,362	123	302
Gain on sale of loans	4,311	3,926	3,362	385	949
Gain on sale of securities	—	—	16	—	(16)
Other income	4,849	2,760	3,686	2,089	1,163
Total non-interest income	32,642	31,549	29,989	1,093	2,653
Total income	$222,621	222,992	196,469	(371)	26,152
Net interest margin (tax-equivalent)	3.04%	2.97%	2.59%

Net Interest Income
Net interest income of $190 million for the current quarter decreased $1.5 million, or 1 percent, from the prior quarter net interest income of $191 million and increased $23.5 million, or 14 percent, from the prior year first quarter net interest income of $166 million. The current quarter interest income of $290 million decreased $7.1 million, or 2 percent, over the prior quarter and was primarily driven by fewer days in the current quarter coupled with decreased average interest-bearing cash balances. The current quarter interest income increased $10.5 million, or 4 percent, over the prior year first quarter primarily due to the increase in the loan yields and the increase in average balances of the loan portfolio. The loan yield of 5.77 percent in the current quarter increased 5 basis points from the prior quarter loan yield of 5.72 percent and increased 31 basis points from the prior year first quarter loan yield of 5.46 percent.

The current quarter interest expense of $99.9 million decreased $5.6 million, or 5 percent, over the prior quarter and was primarily attributable to a decrease in deposit costs. The current quarter interest expense decreased $13.0 million, or 11 percent, over the prior year first quarter and was primarily the result of lower average wholesale borrowings and a decrease in deposit costs. Core deposit cost (including non-interest bearing deposits) was 1.25 percent for the current quarter compared to 1.29 percent in the prior quarter and 1.34 percent for the prior year first quarter. The total cost of funding (including non-interest bearing deposits) of 1.68 percent in the current quarter decreased 3 basis points from the prior quarter and decreased 16 basis point from the prior year first quarter.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.04 percent, an increase of 7 basis points from the prior quarter net interest margin of 2.97 percent and was primarily driven by an increase in loan yields and a decrease in total cost of funding. The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was an increase of 45 basis points from the prior year first quarter net interest margin of 2.59 percent and was primarily driven by the increase in loan yields and the decrease in core deposit cost. Core net interest margin excludes the impact from discount accretion and non-accrual interest. Excluding the 5 basis points from discount accretion, the core net interest margin was 2.99 percent in the current quarter compared to 2.97 percent in the prior quarter and 2.59 in the prior year first quarter. “The Company’s net interest margin increased for the fifth consecutive quarter,” said Ron Copher, Chief Financial Officer. “The continued increase in loan yields and decrease in the deposit costs contributed to the 7 basis points increase in the net interest margin as it expanded to 3.04 percent in the current quarter.”

Non-interest Income
Non-interest income for the current quarter totaled $32.6 million, which was an increase of $1.1 million, or 3 percent, over the prior quarter and an increase of $2.7 million, or 9 percent, over the prior year first quarter. Service charges and other fees of $18.8 million for the current quarter decreased $1.5 million, or 7 percent, compared to the prior quarter and increased $255 thousand, or 1 percent, compared to the prior year first quarter. Gain on the sale of residential loans of $4.3 million for the current quarter increased $385 thousand, or 10 percent, compared to the prior quarter and increased $949 thousand, or 28 percent, from the prior year first quarter. Other income of $4.8 million increased $2.1 million, or 75 percent, over the prior quarter primarily due to other income of $1.1 million related to bank owned life insurance proceeds coupled with an increase in income from equity investments and other one-time adjustments. Other income increased $1.2 million, or 32 percent, over the prior year first quarter primarily due to the current quarter proceeds from bank owned life insurance.

Non-interest Expense Summary

	Three Months ended			$ Change from
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Dec 31, 2024	Mar 31, 2024
Compensation and employee benefits	$91,443	81,600	85,789	9,843	5,654
Occupancy and equipment	12,294	11,589	11,883	705	411
Advertising and promotions	4,144	3,725	3,983	419	161
Data processing	9,138	9,145	9,159	(7)	(21)
Other real estate owned and foreclosed assets	63	30	25	33	38
Regulatory assessments and insurance	5,534	5,890	7,761	(356)	(2,227)
Intangibles amortization	3,270	3,613	2,760	(343)	510
Other expenses	25,432	25,373	30,483	59	(5,051)
Total non-interest expense	$151,318	140,965	151,843	10,353	(525)

Total non-interest expense of $151 million for the current quarter increased $10.4 million, or 7 percent, over the prior quarter and decreased $525 thousand, or 35 basis points, over the prior year first quarter. Compensation and employee benefits of $91.4 million increased by $9.8 million, or 12 percent, over the prior quarter and was primarily attributable to increased performance-related compensation. Compensation and employee benefits increased $5.6 million, or 7 percent, from the prior year first quarter and was primarily driven by annual salary increases and increases in staffing levels from prior year acquisitions. Regulatory assessment and insurance expense of $5.5 million decreased $2.2 million from the prior year first quarter as a result of adjustments to the FDIC special assessment.

Other expenses of $25.4 million increased $59 thousand, or 23 basis points, from the prior quarter. Other expenses decreased $5.1 million, or 17 percent, from the prior year first quarter and was primarily driven by a decrease in acquisition-related expense. Acquisition-related expense was $587 thousand in the current quarter compared to $491 thousand in the prior quarter and $5.7 million in the prior year first quarter. The current quarter other expenses included $1.2 million of gain from the sale of a former branch facility compared to a $2.1 million gain in the prior quarter and a $989 thousand gain in the prior year first quarter.

Federal and State Income Tax Expense
Tax expense during the first quarter of 2025 was $8.9 million, a decrease of $2.8 million, or 24 percent, compared to the prior quarter and an increase of $5.2 million, or 138 percent, from the prior year first quarter. The effective tax rate in the current quarter was 14.1 percent compared to 16.0 percent in the prior quarter. The lower tax expense and lower effective tax rate in the current quarter compared to the prior quarter was the result of a combination of higher federal income tax credits and a decrease in income before income tax expense.

Efficiency Ratio
The efficiency ratio was 65.49 percent in the current quarter compared to 60.50 percent in the prior quarter and 74.41 percent in the prior year first quarter. The increase from the prior quarter was principally driven by the decrease in net interest income combined with an increase in non-interest expense. The decrease from the prior year first quarter was principally due to the increase in net interest income.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “will,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are based on assumptions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those made in this news release:

•risks associated with lending and potential adverse changes in the credit quality of the Company’s loan portfolio;
•changes in monetary and fiscal policies, including interest rate policies of the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, the fair value of its financial instruments, profitability, and stockholders’ equity;
•legislative or regulatory changes, including increased FDIC insurance rates and assessments, changes in the review and regulation of bank mergers, or increased banking and consumer protection regulations, that may adversely affect the Company’s business and strategies;
•risks related to overall economic conditions, including the impact on the economy of an uncertain interest rate environment, inflationary pressures and the potential for significant changes in economic and trade policies in the new administration;
•risks to the Company’s business and the business of the Company’s customers arising from current or future tariffs or other trade restrictions, labor or supply chain issues, change in labor force, or geopolitical instability, including the wars in Ukraine and the Middle East;
•risks associated with the Company’s ability to negotiate, complete, and successfully integrate any pending or future acquisitions;
•costs or difficulties related to the completion and integration of pending or future acquisitions;
•impairment of the goodwill recorded by the Company in connection with acquisitions, which may have an adverse impact on earnings and capital;
•reduction in demand for banking products and services, whether as a result of changes in customer behavior, economic conditions, banking environment, or competition;
•deterioration of the reputation of banks and the financial services industry, which could adversely affect the Company's ability to obtain and maintain customers;

•changes in the competitive landscape, including as may result from new market entrants or further consolidation in the financial services industry, resulting in the creation of larger competitors with greater financial resources;
•risks presented by public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow through acquisitions;
•risks associated with dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank’s divisions;
•material failure, potential interruption or breach in security of the Company’s systems or changes in technology which could expose the Company to cybersecurity risks, fraud, system failures, or direct liabilities;
•risks related to natural disasters, including droughts, fires, floods, earthquakes, pandemics, and other unexpected events;
•success in managing risks involved in any of the foregoing; and
•effects of any reputational damage to the Company resulting from any of the foregoing.
The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, April 25, 2025. Please note that our conference call host no longer offers a general dial-in number. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register-conf.media-server.com/register/BI3016c4b5b4bd4b0aac8f022e74f4c1d4. To participate via the webcast, log on to: https://edge.media-server.com/mmc/p/ejk9q5pb.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024
Assets
Cash on hand and in banks	$322,253	268,746	232,064
Interest bearing cash deposits	659,232	579,662	556,596
Cash and cash equivalents	981,485	848,408	788,660
Debt securities, available-for-sale	4,172,312	4,245,205	4,629,073
Debt securities, held-to-maturity	3,261,575	3,294,847	3,451,583
Total debt securities	7,433,887	7,540,052	8,080,656
Loans held for sale, at fair value	40,523	33,060	27,035
Loans receivable	17,218,518	17,261,849	16,732,502
Allowance for credit losses	(210,400)	(206,041)	(198,779)
Loans receivable, net	17,008,118	17,055,808	16,533,723
Premises and equipment, net	411,095	411,968	379,826
Right-of-use assets, net	54,441	56,252	63,447
Other real estate owned and foreclosed assets	1,153	1,164	891
Accrued interest receivable	103,992	99,262	106,063
Deferred tax asset	122,942	138,955	161,327
Intangibles, net	47,911	51,182	46,046
Goodwill	1,051,318	1,051,318	1,023,762
Non-marketable equity securities	88,134	99,669	111,129
Bank-owned life insurance	191,044	189,849	186,625
Other assets	322,836	326,040	312,980
Total assets	$27,858,879	27,902,987	27,822,170
Liabilities
Non-interest bearing deposits	$6,100,548	6,136,709	6,055,069
Interest bearing deposits	14,533,502	14,410,285	14,372,454
Securities sold under agreements to repurchase	1,849,070	1,777,475	1,540,008
FHLB advances	1,520,000	1,800,000	2,140,157
Other borrowed funds	82,443	83,341	88,814
Subordinated debentures	133,145	133,105	132,984
Accrued interest payable	30,231	33,626	32,584
Other liabilities	322,332	304,592	349,393
Total liabilities	24,571,271	24,679,133	24,711,463
Commitments and Contingent Liabilities	—	—	—
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 234,000,000 shares authorized	1,135	1,134	1,134
Paid-in capital	2,449,311	2,448,758	2,443,584
Retained earnings - substantially restricted	1,100,273	1,083,258	1,038,294
Accumulated other comprehensive loss	(263,111)	(309,296)	(372,305)
Total stockholders’ equity	3,287,608	3,223,854	3,110,707
Total liabilities and stockholders’ equity	$27,858,879	27,902,987	27,822,170

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024
Interest Income
Investment securities	$45,646	50,381	56,218
Residential real estate loans	24,275	23,960	20,764
Commercial loans	197,388	199,260	181,472
Consumer and other loans	22,616	23,435	20,948
Total interest income	289,925	297,036	279,402
Interest Expense
Deposits	62,865	67,079	67,196
Securities sold under agreements to repurchase	13,733	14,822	12,598
Federal Home Loan Bank advances	20,719	21,848	4,249
FRB Bank Term Funding	—	—	27,097
Other borrowed funds	402	348	344
Subordinated debentures	2,227	1,496	1,438
Total interest expense	99,946	105,593	112,922
Net Interest Income	189,979	191,443	166,480
Provision for credit losses	7,814	8,534	8,249
Net interest income after provision for credit losses	182,165	182,909	158,231
Non-Interest Income
Service charges and other fees	18,818	20,322	18,563
Miscellaneous loan fees and charges	4,664	4,541	4,362
Gain on sale of loans	4,311	3,926	3,362
Gain on sale of securities	—	—	16
Other income	4,849	2,760	3,686
Total non-interest income	32,642	31,549	29,989
Non-Interest Expense
Compensation and employee benefits	91,443	81,600	85,789
Occupancy and equipment	12,294	11,589	11,883
Advertising and promotions	4,144	3,725	3,983
Data processing	9,138	9,145	9,159
Other real estate owned and foreclosed assets	63	30	25
Regulatory assessments and insurance	5,534	5,890	7,761
Intangibles amortization	3,270	3,613	2,760
Other expenses	25,432	25,373	30,483
Total non-interest expense	151,318	140,965	151,843
Income Before Income Taxes	63,489	73,493	36,377
Federal and state income tax expense	8,921	11,739	3,750
Net Income	$54,568	61,754	32,627

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	March 31, 2025			December 31, 2024
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,885,497	$24,275	5.15%	$1,885,146	$23,960	5.08%
Commercial loans [1]	14,091,210	198,921	5.73%	14,059,864	200,956	5.69%
Consumer and other loans	1,302,687	22,616	7.04%	1,324,341	23,435	7.04%
Total loans [2]	17,279,394	245,812	5.77%	17,269,351	248,351	5.72%
Tax-exempt debt securities [3]	1,604,851	13,936	3.47%	1,615,474	14,501	3.59%
Taxable debt securities [4,5]	6,946,562	33,598	1.93%	7,314,265	38,189	2.09%
Total earning assets	25,830,807	293,346	4.61%	26,199,090	301,041	4.57%
Goodwill and intangibles	1,100,801			1,104,362
Non-earning assets	847,855			888,404
Total assets	$27,779,463			$28,191,856
Liabilities
Non-interest bearing deposits	$5,989,490	$—	—%	$6,343,443	$—	—%
NOW and DDA accounts	5,525,976	15,065	1.11%	5,491,451	15,768	1.14%
Savings accounts	2,861,675	5,159	0.73%	2,824,126	5,316	0.75%
Money market deposit accounts	2,849,470	13,526	1.93%	2,878,415	14,232	1.97%
Certificate accounts	3,152,198	29,075	3.74%	3,174,923	31,716	3.97%
Total core deposits	20,378,809	62,825	1.25%	20,712,358	67,032	1.29%
Wholesale deposits [6]	3,600	40	4.53%	3,654	47	4.95%
Repurchase agreements	1,842,773	13,733	3.02%	1,866,705	14,821	3.16%
FHLB advances	1,744,000	20,719	4.75%	1,800,000	21,848	4.75%
Subordinated debentures and other borrowed funds	216,073	2,629	4.94%	216,874	1,845	3.38%
Total funding liabilities	24,185,255	99,946	1.68%	24,599,591	105,593	1.71%
Other liabilities	326,764			369,700
Total liabilities	24,512,019			24,969,291
Stockholders’ Equity
Stockholders’ equity	3,267,444			3,222,565
Total liabilities and stockholders’ equity	$27,779,463			$28,191,856
Net interest income (tax-equivalent)		$193,400			$195,448
Net interest spread (tax-equivalent)			2.93%			2.86%
Net interest margin (tax-equivalent)			3.04%			2.97%
______________________________
1 Includes tax effect of $1.5 million and $1.7 million on tax-exempt municipal loan and lease income for the three months ended March 31, 2025 and December 31, 2024, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.7 million and $2.1 million on tax-exempt debt securities income for the three months ended March 31, 2025 and December 31, 2024, respectively.
4     Includes interest income of $6.1 million and $9.2 million on average interest-bearing cash balances of $559.5 million and $759.7 million for the three months ended March 31, 2025 and December 31, 2024, respectively.
5 Includes tax effect of $150 thousand and $203 thousand on federal income tax credits for the three months ended March 31, 2025 and December 31, 2024, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	March 31, 2025			March 31, 2024
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,885,497	$24,275	5.15%	$1,747,184	$20,764	4.75%
Commercial loans [1]	14,091,210	198,921	5.73%	13,513,426	183,045	5.45%
Consumer and other loans	1,302,687	22,616	7.04%	1,283,388	20,948	6.56%
Total loans [2]	17,279,394	245,812	5.77%	16,543,998	224,757	5.46%
Tax-exempt debt securities [3]	1,604,851	13,936	3.47%	1,720,370	15,157	3.52%
Taxable debt securities [4,5]	6,946,562	33,598	1.93%	8,176,974	43,477	2.13%
Total earning assets	25,830,807	293,346	4.61%	26,441,342	283,391	4.31%
Goodwill and intangibles	1,100,801			1,051,954
Non-earning assets	847,855			611,550
Total assets	$27,779,463			$28,104,846
Liabilities
Non-interest bearing deposits	$5,989,490	$—	—%	$5,966,546	$—	—%
NOW and DDA accounts	5,525,976	15,065	1.11%	5,275,703	15,918	1.21%
Savings accounts	2,861,675	5,159	0.73%	2,900,649	5,655	0.78%
Money market deposit accounts	2,849,470	13,526	1.93%	2,948,294	14,393	1.96%
Certificate accounts	3,152,198	29,075	3.74%	3,000,713	31,175	4.18%
Total core deposits	20,378,809	62,825	1.25%	20,091,905	67,141	1.34%
Wholesale deposits [6]	3,600	40	4.53%	3,965	55	5.50%
Repurchase agreements	1,842,773	13,733	3.02%	1,513,397	12,598	3.35%
FHLB advances	1,744,000	20,719	4.75%	350,754	4,249	4.79%
FRB Bank Term Funding	—	—	—%	2,483,077	27,097	4.39%
Subordinated debentures and other borrowed funds	216,073	2,629	4.94%	218,271	1,782	3.28%
Total funding liabilities	24,185,255	99,946	1.68%	24,661,369	112,922	1.84%
Other liabilities	326,764			356,554
Total liabilities	24,512,019			25,017,923
Stockholders’ Equity
Stockholders’ equity	3,267,444			3,086,923
Total liabilities and stockholders’ equity	$27,779,463			$28,104,846
Net interest income (tax-equivalent)		$193,400			$170,469
Net interest spread (tax-equivalent)			2.93%			2.47%
Net interest margin (tax-equivalent)			3.04%			2.59%
______________________________
1 Includes tax effect of $1.5 million and $1.6 million on tax-exempt municipal loan and lease income for the three months ended March 31, 2025 and 2024, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.7 million and $2.2 million on tax-exempt debt securities income for the three months ended March 31, 2025 and 2024, respectively.
4     Includes interest income of $6.1 million and $15.3 million on average interest-bearing cash balances of $559.5 million and $1.12 billion for the three months ended March 31, 2025 and 2024, respectively.
5 Includes tax effect of $150 thousand and $215 thousand on federal income tax credits for the three months ended March 31, 2025 and 2024, respectively.
6 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Dec 31, 2024	Mar 31, 2024
Custom and owner occupied construction	$233,584	$242,844	$273,835	(4)%	(15)%
Pre-sold and spec construction	200,921	191,926	223,294	5%	(10)%
Total residential construction	434,505	434,770	497,129	—%	(13)%
Land development	177,448	197,369	215,828	(10)%	(18)%
Consumer land or lots	197,553	187,024	188,635	6%	5%
Unimproved land	115,528	113,532	103,032	2%	12%
Developed lots for operative builders	64,782	61,661	47,591	5%	36%
Commercial lots	95,574	99,243	92,748	(4)%	3%
Other construction	714,151	693,461	915,782	3%	(22)%
Total land, lot, and other construction	1,365,036	1,352,290	1,563,616	1%	(13)%
Owner occupied	3,182,589	3,197,138	3,057,348	—%	4%
Non-owner occupied	4,054,107	4,053,996	3,920,696	—%	3%
Total commercial real estate	7,236,696	7,251,134	6,978,044	—%	4%
Commercial and industrial	1,392,365	1,395,997	1,371,201	—%	2%
Agriculture	1,016,081	1,024,520	929,420	(1)%	9%
First lien	2,499,494	2,481,918	2,276,638	1%	10%
Junior lien	85,343	76,303	51,579	12%	65%
Total 1-4 family	2,584,837	2,558,221	2,328,217	1%	11%
Multifamily residential	874,071	895,242	881,117	(2)%	(1)%
Home equity lines of credit	989,043	1,005,783	947,652	(2)%	4%
Other consumer	188,388	209,457	223,566	(10)%	(16)%
Total consumer	1,177,431	1,215,240	1,171,218	(3)%	1%
States and political subdivisions	1,001,058	983,601	848,454	2%	18%
Other	176,961	183,894	191,121	(4)%	(7)%
Total loans receivable, including loans held for sale	17,259,041	17,294,909	16,759,537	—%	3%
Less loans held for sale [1]	(40,523)	(33,060)	(27,035)	23%	50%
Total loans receivable	$17,218,518	$17,261,849	$16,732,502	—%	3%
______________________________
1 Loans held for sale are primarily first lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Mar 31, 2025	Mar 31, 2025	Mar 31, 2025
Custom and owner occupied construction	$194	198	210	194	—	—
Pre-sold and spec construction	2,896	2,132	1,049	2,133	763	—
Total residential construction	3,090	2,330	1,259	2,327	763	—
Land development	935	966	28	935	—	—
Consumer land or lots	173	78	144	173	—	—
Developed lots for operative builders	531	531	608	—	531	—
Commercial lots	47	47	2,205	—	47	—
Total land, lot and other construction	1,686	1,622	2,985	1,108	578	—
Owner occupied	3,601	2,979	1,501	3,073	96	432
Non-owner occupied	2,235	2,235	8,853	1,582	—	653
Total commercial real estate	5,836	5,214	10,354	4,655	96	1,085
Commercial and Industrial	12,367	2,069	1,698	11,640	727	—
Agriculture	2,382	2,335	2,855	2,090	292	—
First lien	8,752	9,053	2,930	6,796	1,956	—
Junior lien	296	315	69	296	—	—
Total 1-4 family	9,048	9,368	2,999	7,092	1,956	—
Multifamily residential	400	389	395	400	—	—
Home equity lines of credit	3,479	3,465	1,892	2,726	753	—
Other consumer	1,003	955	927	858	77	68
Total consumer	4,482	4,420	2,819	3,584	830	68
Other	47	39	61	—	47	—
Total	$39,338	27,786	25,425	32,896	5,289	1,153

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Dec 31, 2024	Mar 31, 2024
Custom and owner occupied construction	$786	$969	$4,784	(19)%	(84)%
Pre-sold and spec construction	—	564	1,181	(100)%	(100)%
Total residential construction	786	1,533	5,965	(49)%	(87)%
Land development	—	1,450	59	(100)%	(100)%
Consumer land or lots	1,026	402	332	155%	209%
Unimproved land	32	36	575	(11)%	(94)%
Developed lots for operative builders	—	214	—	(100)%	n/m
Commercial lots	189	—	1,225	n/m	(85)%
Other construction	—	—	1,248	n/m	(100)%
Total land, lot and other construction	1,247	2,102	3,439	(41)%	(64)%
Owner occupied	3,786	2,867	2,991	32%	27%
Non-owner occupied	346	5,037	18,118	(93)%	(98)%
Total commercial real estate	4,132	7,904	21,109	(48)%	(80)%
Commercial and industrial	5,358	6,194	14,806	(13)%	(64)%
Agriculture	5,731	744	3,922	670%	46%
First lien	14,826	6,326	5,626	134%	164%
Junior lien	1,023	214	145	378%	606%
Total 1-4 family	15,849	6,540	5,771	142%	175%
Home equity lines of credit	6,993	3,731	3,668	87%	91%
Other consumer	1,824	1,775	1,948	3%	(6)%
Total consumer	8,817	5,506	5,616	60%	57%
States and political subdivisions	3,220	—	—	n/m	n/m
Other	1,318	1,705	1,795	(23)%	(27)%
Total	$46,458	$32,228	$62,423	44%	(26)%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Mar 31, 2025	Dec 31, 2024	Mar 31, 2024	Mar 31, 2025	Mar 31, 2025
Pre-sold and spec construction	$—	(4)	(4)	—	—
Pre-sold and spec construction	$—	(4)	(4)	—	—
Land development	(341)	1,095	(1)	—	341
Consumer land or lots	(3)	(22)	(1)	—	3
Unimproved land	—	1,338	—	—	—
Commercial lots	—	319	—	—	—
Total land, lot and other construction	(344)	2,730	(2)	—	344
Owner occupied	(1)	(73)	(3)	—	1
Non-owner occupied	(6)	2	(1)	—	6
Total commercial real estate	(7)	(71)	(4)	—	7
Commercial and industrial	92	1,422	328	421	329
Agriculture	(1)	64	68	—	1
First lien	(69)	32	(4)	—	69
Junior lien	(5)	(65)	(5)	—	5
Total 1-4 family	(74)	(33)	(9)	—	74
Home equity lines of credit	(20)	69	5	—	20
Other consumer	276	1,078	251	331	55
Total consumer	256	1,147	256	331	75
Other	1,873	8,643	2,439	3,145	1,272
Total	$1,795	13,898	3,072	3,897	2,102

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